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                                                                    Exhibit 99.1

      MICROISLET ANNOUNCES LONG-TERM SUPPLY AGREEMENT WITH MAYO FOUNDATION

SAN DIEGO, CA AND ROCHESTER, MN, NOVEMBER 22, 2005 - MicroIslet, Inc. (Amex:MII) and Mayo Foundation for Medical Education and Research ("Mayo") today announced that they have entered into a long-term strategic supply agreement under which Mayo will supply Designated Pathogen Free ("DPF") Pigs to MicroIslet for use in development of MicroIslet-P(TM)-- a vialed suspension of microencapsulated porcine islets for transplantation by injection into the abdominal cavity in patients with insulin-dependent diabetes.

This agreement is the contemplated long-term replacement of MicroIslet's existing short-term supply agreement with Mayo. Under the terms of the new agreement, Mayo will supply MicroIslet substantially all of its non-transgenic pig islet production for a period of three to seven years. Mayo has also granted MicroIslet exclusive use of its DPF pigs for research and treatment in the field of diabetes during the term of the agreement. MicroIslet expects to use the islets from these pigs for testing of its xenotransplantation technology in animals and to provide islets (upon FDA approval) for human clinical trials. MicroIslet believes that Mayo has the capacity to provide an adequate supply of donor organs for MicroIslet's planned Phase I and Phase II clinical trials.

MicroIslet has not identified any supplier other than Mayo that is capable of providing the necessary quantity and quality of DPF animals for its product development program. MicroIslet believes that the supply of pigs from Mayo will allow the Company to focus on its pre-clinical and clinical programs and reduce the risk associated with any potential unavailability of qualified donor animals.

Despite the long-established use of porcine products in the treatment of insulin-dependent diabetes, use of DPF source animals is a regulatory requirement for clinical application of xenotransplantation products. DPF status requires that the animals are housed in a closed facility and extensively monitored for known infectious agents. Establishing such a herd requires a clean room facility, a significant amount of time, and specialized veterinary expertise.

Dr. Haro Hartounian, President and Chief Operating Officer of MicroIslet, commented, "We are very pleased to extend this agreement with Mayo Foundation, and consider this agreement an important Company asset that gives MicroIslet a unique advantage in this area of research and will provide a strong complement to our efforts in developing a solution for patients with Type 1 diabetes. The experience and expertise of the Mayo team in this specialized field should prove invaluable as we advance our product development efforts."

About MicroIslet

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology, exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-P, a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING THE EXPECTATION OF DEVELOPMENT OF NEW THERAPEUTIC PRODUCTS, AND THE IMPACT OF MICROISLET'S PRODUCTS ON DIABETES PATIENTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, DEPENDENCE ON THE MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS FOR PRE-CLINICAL AND CLINICAL STUDIES, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED THROUGH HUMAN CLINICAL TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

For more information, please visit our Web site at www.microislet.com. For further information, contact:

Haro Hartounian, Ph.D., President and Chief Operating Officer, MicroIslet Inc. +1-858-657-0287, info@microislet.com

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